As filed with the Securities and Exchange Commission on May 30, 2017

Registration No. 333-142527

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

Aegion Corporation
(Exact name of registrant as specified in its charter)

Delaware    17988 Edison Avenue    45-3117900
(State or other jurisdiction of    Chesterfield, Missouri 63005    (I.R.S. Employer
incorporation or organization)    (636) 530-8000    Identification No.)
(Address of Principal Executive Offices)

INSITUFORM TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

DAVID F. MORRIS, ESQ.
Executive Vice President, General Counsel and Chief Administrative Officer
Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005
(636) 530-8000
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
KIMBERLY M. EILERTS, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deregistration of Securities

Aegion Corporation (the “Registrant”), as successor to Insituform Technologies, Inc. (the “Predecessor”), is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to deregister securities originally registered by the Predecessor pursuant to the Registration Statement on Form S-8, as amended (File No. 333-142527) (the “Registration Statement”), for issuance under the Insituform Technologies, Inc. Employee Stock Purchase Plan.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment is being filed to deregister and remove all of the previously registered securities under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on May 30, 2017.

AEGION CORPORATION

By /s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief     Administrative Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 of the Securities Act of 1933, as amended.